Exhibit 99.2

Seattle Genetics Completes Acquisition of Cascadian Therapeutics

-Transaction Provides Global Rights to Tucatinib, a Potentially Best-in-Class Tyrosine Kinase Inhibitor for HER2-Positive Metastatic Breast Cancer-

-Ongoing Pivotal Trial HER2CLIMB Expected to Complete Enrollment in 2019-

BOTHELL WA – March 9, 2018 – Seattle Genetics, Inc. (Nasdaq:SGEN) today announced it has completed its previously announced acquisition of Cascadian Therapeutics, Inc. The most advanced program in Cascadian Therapeutics’ pipeline is tucatinib, an investigational oral tyrosine kinase inhibitor (TKI) that is highly selective for HER2, a growth factor receptor that is overexpressed in multiple cancers, including breast, colorectal, ovarian and gastric. Tucatinib is currently being evaluated in a randomized global pivotal trial called HER2CLIMB for patients with HER2-positive (HER2+) metastatic breast cancer, including patients with or without brain metastases.

“This acquisition expands Seattle Genetics’ late-stage pipeline, providing another opportunity to bring a targeted therapy to cancer patients with a significant unmet medical need, and advances our goal of becoming a global, multi-product oncology company,” said Clay Siegall, Ph.D., President and Chief Executive Officer at Seattle Genetics. “Tucatinib, which is in an ongoing pivotal trial called HER2CLIMB, has the potential to provide a differentiated approach to treating HER2-positive metastatic breast cancer based on its activity and tolerability profile. In addition, it may have a role in earlier lines of metastatic breast cancer therapy and in other solid tumors. We look forward to joining efforts with the Cascadian team towards our common goal of improving outcomes for people with cancer.”

The acquisition of Cascadian Therapeutics was structured as a merger under Section 251(h) of the General Corporation Law of the State of Delaware following the successful completion of Seattle Genetics’ previously announced tender offer to purchase all outstanding shares of common stock of Cascadian Therapeutics for $10.00 per share in cash, without interest, less any applicable withholding taxes.

As a result of the merger, all remaining Cascadian Therapeutics common shares were converted into the right to receive $10.00 per share in cash, without interest, less any applicable withholding taxes.

Cascadian Therapeutics has requested that Nasdaq files a Form 25 with the United States Securities and Exchange Commission causing the delisting of Cascadian Therapeutics’ common stock from Nasdaq. Cascadian Therapeutics’ common stock will cease trading as of the close of trading on March 9, 2018.

About Seattle Genetics

Seattle Genetics is an innovative biotechnology company dedicated to improving the lives of people with cancer through targeted therapies. The company’s industry-leading antibody-drug conjugate (ADC) technology harnesses the targeting ability of antibodies to deliver cell-killing agents directly to cancer cells. Seattle Genetics commercializes ADCETRIS® (brentuximab vedotin) for the treatment of several types of CD30-expressing lymphomas. The company is also advancing a robust pipeline of novel therapies for solid tumors and blood-related cancers designed to address significant unmet medical needs and improve treatment outcomes for patients. More information can be found at www.seattlegenetics.com and follow @SeattleGenetics on Twitter.

Forward-Looking Statements

This communication may contain, in addition to historical information, certain forward-looking statements regarding future events, conditions or circumstances of Seattle Genetics and its affiliates or Cascadian Therapeutics including financial results and other statements herein that are not historical fact. Often, but not always, forward-looking statements can be identified by the use of words such as “plans,” “expects,” “expected,” “scheduled,” “estimates,” “intends,” “anticipates” or “believes,” or variations of such words and phrases or state that certain actions, events, conditions, circumstances or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved. Such forward-looking statements are not guarantees or predictions of future performance, and are subject to known and unknown risks, uncertainties and other factors, many of which are beyond our control, that could cause actual results, performance or achievements of Seattle Genetics or Cascadian Therapeutics to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include: (i) future financial results of operations including product sales, revenue, and expenses of Seattle Genetics, and the timing of any financial guidance, (ii) the results of discovery efforts and preclinical, clinical and commercial activities by Seattle Genetics, or those of its collaborators and competitors, (iii) announcements of the FDA or foreign regulatory approval or non-approval of product candidates, or specific label indications for or restrictions, warnings or limitations in its use, or delays in the regulatory review or approval process, in connection with product candidates, (iv) announcements regarding the results of the clinical trials Seattle Genetics is conducting or may in the future conduct, (v) announcements regarding, or negative publicity concerning, adverse events associated with the use of Seattle Genetics’ products or product candidates, (vi) termination of or changes in Seattle Genetics’ existing collaborations or licensing arrangements, (vii) entry into additional material strategic transactions including licensing or acquisition of products, businesses or technologies, (viii) actions taken by regulatory authorities with respect to product candidates, clinical trials or regulatory filings of Seattle Genetics or its collaborators, (ix) raising of additional capital and the terms upon which Seattle Genetics may raise any additional capital, (x) market conditions for equity investments in general, or the biotechnology or pharmaceutical industries in particular, (xi) developments or disputes concerning Seattle Genetics’ proprietary rights, (xii) developments regarding the pending and potential additional related purported securities class action lawsuits, as well as any other potential litigation, (xiii) share price and volume fluctuations attributable to inconsistent trading volume levels of Seattle Genetics’ shares, (xiv) changes in government regulations, (xv) economic or other external factors and (xvi) other factors discussed under the caption “Risk Factors” in each company’s Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed with the SEC, including the tender offer documents filed by Seattle Genetics and the solicitation/recommendation to be filed by Cascadian Therapeutics. Many of these risks and uncertainties relate to factors that are beyond the Seattle Genetics’ ability to control or estimate precisely, and any or all of the Seattle Genetics’ forward-looking statements may turn out to be wrong. Seattle Genetics cannot give any assurance that such forward-looking statements will prove to have been correct. The reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Seattle Genetics disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, conditions, circumstances or otherwise, except as required by applicable law.

# # #

CONTACTS:

Investors:

Peggy Pinkston

425-527-4160

ppinkston@seagen.com

Media:

Tricia Larson

425-527-4180

tlarson@seagen.com